UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)   August 3, 2006

                                                          MFB Corp.


                    (Exact Name of Registrant as Specified in Its Charter)

            Indiana                                     0-23374


(State or Other Jurisdiction of Incorporation) (Commission File Number)
                35-1907258
         (IRS Employer Identification No.)

                        4100 Edison Lakes Parkway, Suite 300,
                          P.O. Box 528, Mishawaka, Indiana 46546
         (Address of Principal Executive Offices) (Zip Code)

                                                       (574) 277-4200


                     Registrant's Telephone Number, Including Area Code)



           (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2. Results of Operations and Financial Condition.

MFB Corp., an Indiana corporation ("Registrant"), issued a press release which was publicly disseminated on August 3, 2006 announcing its Third Quarter Earnings. A copy of the press release is furnished herewith as Exhibit 99.1. Pursuant to General Instruction B.6 of Form 8-K, this exhibit is not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, but is instead furnished as required by that instruction.


Item 9.01 Financial Statements and Exhibits.

         (c)  Exhibits

                   Exhibit No.            Description
                       99.1               Press Release issued August 3, 2006.

                                   SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  August 3, 2006                             MFB Corp.

                                                  By:   /s/ Charles J. Viater
                                                           Charles J. Viater,
                                                        President and CEO

                                                                  EXHIBIT 99.1

August 3, 2006
 Contact: Charles J. Viater

President/CEO

                   MFB Corp. ANNOUNCES THIRD QUARTER EARNINGS

Mishawaka, Indiana - MFB Corp. (NASDAQ/MFBC), parent company of MFB Financial (the "Bank"), reported today its consolidated financial results on an unaudited basis of 794,000, or $0.57 diluted earnings per share for the three months ended June 30, 2006 an increase from net income of $614,000, or $0.44 diluted earnings per share, for the three months ended June 30, 2005. MFB Corp's consolidated net income for the nine months ended June 30, 2006 was $1,212,000, or $0.87 diluted earnings per share, compared to $1,300,000, or $0.94 diluted earnings per share, for the same period last year.

Charles J. Viater, President and CEO, stated that "We are pleased with another steady quarter of earnings as the interest rate environment continues to pressure our net interest margin."


MFB Corp's net interest income before provision for loan losses for the three month period ended June 30, 2006 was $3.4 million compared to $3.8 million for the same period last year. For the nine-month periods ended June 30, 2006 and 2005, net interest income was $10.3 million and $10.8 million, respectively. The decrease in net interest income was predominantly due to an increase in deposit interest expense, offset in part by an increase in interest income. Interest expense on deposits increased to $2.3 million for the June 2006 quarter compared to $1.7 million for the June 2005 quarter, and increased to $6.6 million from $4.9 million for the comparable nine month periods. Interest income was $7.2 million for the three months ended June 30, 2006 compared to $7.0 million for the three months ended June 30, 2005, and for the nine months ended June 30, 2006 and June 30, 2005 was $21.5 million and $20.5 million respectively.

The provision for (recovery of) loan losses was ($35,000) for the quarter ended June 30, 2006 compared to $361,000 for the same period last year. The recovery during the quarter ended June 30, 2006 was predominantly related to a reduction of commercial watch list loans. The provision for loan losses was $1,867,000 for the nine months ended June 30, 2006 compared to $632,000 for the same period last year. The increase during the nine months ended June 30, 2006 was primarily related to management's first quarter assessment of a commercial loan to a business experiencing difficulties with inventory management, trade accounts receivable collections, financial reporting, and operating cash flow. This loan is primarily secured by inventory and accounts receivable. After updating our analysis of the value of this collateral, completing an assessment of the reliability and adequacy of accounting systems and evaluating the recent financial performance of the business, the Bank determined that an additional charge to earnings in the amount of $2,324,000 ($1,411,000 net of tax) for this loan was necessary during the first quarter ended December 31, 2005. The loan has been placed on non-accrual status and is now fully reserved. No charge-off has been recorded on this commercial loan because the Bank cannot reasonably estimate at this time how much of the loan it will ultimately collect. The percentage of non-performing assets to total loans increased from 1.38% at June 30, 2005 to 2.40% at June 30, 2006.

Noninterest income increased to $1.8 million for the quarter ending June 30, 2006 from $1.3 million for the comparable period in 2005 and increased to $4.9 million from $3.1 million for the same nine-month periods. The increase for the quarter ended June 30, 2006 compared to June 30, 2005 was the result of a gain of $238,000 on the call of an FHLB advance, a gain of $200,000 on the sale of the insurance property and casualty business, and was offset by a $180,000 reduction in net realized gains from sales of loans. The year to date increase was primarily the result of the first quarter non-cash impairment charge to earnings in December 2004 of $948,000 ($626,000 net of tax) resulting from a decline in value of $2.0 million of Fannie Mae ("FNMA") and $2.0 million of Freddie Mac ("FHLMC") floating rate preferred stock securities MFB holds. Other increases over the prior nine-month period came from office space rental income, which was up $362,000, a $249,000 positive adjustment from a mortgage servicing asset recovery versus impairment charge, and the aforementioned gain on the call of the FHLB advance and gain on the sale of the insurance book of business; net gains on the sales of loans decreased by $410,000. The Bank's wholly-owned subsidiary, Mishawaka Financial Services, Inc., continues to offer a variety of life and health insurance products to customers in the Bank's market area.

Noninterest expense increased slightly to $4.3 million for the quarter ended June 30, 2006 from $3.9 million for the quarter ended June 30, 2005. For the nine months ended June 30, noninterest expense increased from $11.8 million last year to $12.2 million for the same period this year. The increase for the quarter and the nine months ended 2006 compared to 2005 was primarily related to a loss on the sale of a branch building,an increase in occupancy and equipment expenses related to successful leasing of the majority of the main office building by four major tenants, and an increase in salaries and employee benefits.


MFB Corp.'s total assets were $506.3 million at June 30, 2006 compared to $554.9 million at September 30, 2005. A decrease in cash and cash equivalents from $54.2 million at September 30, 2005 to $24.4 million at June 30, 2006 was predominantly due to the repayment of FHLB advances totaling $23.6 million during the nine months ended June 30, 2006. Total loans at June 30, 2006 of $379.1 million decreased from the $390.7 million at September 30, 2005. Commercial loans decreased from $157.8 million at September 30, 2005 to $139.6 million at June 30, 2006, offset by mortgage loans increasing from $192.0 million at September 30, 2005 to $195.4 million at June 30, 2006 and consumer loans, including home equity loans, increasing from $40.9 million at September 30, 2005 to $44.1 million at June 30, 2006. Investment securities available for sale decreased from $63.6 million at September 30, 2005 to $60.4 million at June 30, 2006.

MFB Corp.'s allowance for loan losses at June 30, 2006 was $8.1 million or 2.14% of loans compared to $6.4 million or 1.63% of loans at September 30, 2005. For the third quarter ended June 30, 2006, net charge-offs were $51,000 compared to $119,000 net charge-offs for the quarter ended June 30, 2005. Year to date net charge-offs were $153,000 for the nine months ended June 30, 2006 and $263,000 for the nine months ended June 30, 2005. In management's opinion, the allowance for loan losses is adequate to cover probable incurred losses at June 30, 2006.

Total liabilities decreased $48.5 million during the nine-month period, from $516.2 million at September 30, 2005 to $467.7 million at June 30, 2006. The decrease was predominantly due to a measured reduction in above-average cost deposit products and the repayment of Federal Home Loan Bank (FHLB) Advances. Total deposits declined by $23.8 million since September 30, 2005, from $374.4 million to $350.6 million; savings, NOW and MMDA deposits decreased $25.2 million, while certificates increased by $3.0 million. Advances from the FHLB decreased $23.8 million, from $125.9 million at September to $102.1 million at June 30. As of June 30, 2006, the advances had a weighted average interest rate of 5.47% and mature over the next six years. A total of $9 million of the advances with a weighted average interest rate of 6.37% mature over the next twelve months.

Total shareholders' equity declined by $92,000 to $38.6 million from September 30, 2005 to June 30, 2006 due to dividend payouts of $534,000, purchases of treasury stock of $491,000 and net unrealized losses on investments of $323,000; these were offset in part by net earnings of $1.2 million. MFB Corp's equity to assets ratio was 7.62% at June 30, compared to 6.97% at September 30. The book value of MFB Corp. stock also increased, from $28.52 at prior year end to $28.79 at June 30, 2006.

 MFB Corp.'s wholly-owned bank subsidiary, MFB Financial, provides retail and business financial services to the Michiana area through its eleven banking centers in St. Joseph and Elkhart counties and private client services to the Indianapolis market through its office in Hamilton County. For more information, go to www.mfbbank.com.

                               MFB CORP. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                      June 30, 2006 and September 30, 2005
                     (in thousands except share information)

                                                                                               June 30,          September 30,
                                                                                                 2006                 2005
                                                                                           -----------------    -----------------
                                                                                           -----------------    -----------------
      Assets
Cash and due from financial institutions                                                          $   7,875            $   7,613
Interest-bearing deposits in other financial institutions - short term                               16,477               46,596
                                                                                           -----------------    -----------------
     Total cash and cash equivalents                                                                 24,352               54,209

Securities available for sale                                                                        60,431               63,575
Other investments                                                                                    11,858               12,514

Loans held for sale                                                                                       0                  407

Mortgage loans                                                                                      195,411              191,970
Commercial loans                                                                                    139,646              157,804
Consumer loans                                                                                       44,054               40,921
                                                                                           -----------------    -----------------
                                                                                           -----------------    -----------------
     Loans receivable                                                                               379,111              390,695
     Less: allowance for loan losses                                                                (8,102)              (6,388)
                                                                                           -----------------    -----------------
          Loans receivable, net                                                                     371,009              384,307

Premises and equipment, net                                                                          18,902               20,336
Mortgage servicing rights                                                                             2,404                2,341
Cash surrender value of life insurance                                                                6,165                5,964
Goodwill                                                                                              1,970                2,423
Other intangible assets                                                                               1,808                2,134
Other assets                                                                                          7,399                6,667
                                                                                           -----------------    -----------------
               Total Assets                                                                      $  506,298     $       554,877
                                                                                           =================    =================
      Liabilities and Shareholders' Equity
Liabilities
     Deposits
          Noninterest-bearing demand deposits                                                    $   35,264           $   36,876
          Savings, NOW and MMDA deposits                                                            128,664              153,864
          Time deposits                                                                             186,636              183,624
                                                                                           -----------------    -----------------
               Total deposits                                                                       350,564              374,364

     FHLB advances                                                                                  102,111              125,854
     Loans from correspondent banks                                                                   6,500                6,500
     Subordinated debentures                                                                          5,000                5,000
     Accrued expenses and other liabilities                                                           3,542                4,486
                                                                                           -----------------    -----------------
          Total liabilities                                                                         467,717              516,204

Shareholders' equity
     Common stock, no par value: 5,000,000 shares authorized;
          shares issued: 1,689,417 - 06/30/06 and 09/30/05;
          shares outstanding: 1,339,781 - 06/30/06 and 1,355,860 - 09/30/05                          12,376               12,376
     Additional paid-in capital                                                                          44                    -
     Retained earnings - substantially restricted                                                    34,705               34,027
     Accumulated other comprehensive income (loss),
          net of tax of ($500) - 06/30/06 and ($175) - 09/30/05                                       (633)                 (310)
     Treasury stock: 349,636 common shares - 06/30/06 and                                           (7,911)              (7,420)
           333,557 common shares - 09/30/05, at cost
                                                                                           -----------------    -----------------
          Total shareholders' equity                                                                 38,581               38,673
                                                                                           -----------------    -----------------
               Total Liabilities and Shareholders' equity                                        $  506,298           $  554,877
                                                                                           =================    =================

                             MFB CORP. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
               Three and Nine Months Ended June 30, 2006 and 2005
                   (in thousands except per share information)

                                                            Three Months Ended                 Nine Months Ended
                                                                June 30,                             June 30,
                                                           2006              2005              2006               2005
                                                       --------------    -------------     --------------     --------------
                                                       --------------    -------------     --------------     --------------
      Interest income
    Loans receivable, including fees                           6,143         $  6,314             18,212          $  18,426
    Securities - taxable                                         840              610              2,418              1,937
    Other interest-bearing assets                                201               53                833                145
                                                       --------------    -------------     --------------     --------------
                                                       --------------    -------------     --------------     --------------
          Total interest income                                7,184            6,977             21,463             20,508
      Interest expense
    Deposits                                                   2,283            1,693              6,567              4,900
    FHLB advances and other borrowings                         1,509            1,532              4,633              4,806
                                                                                           --------------     --------------
                                                       --------------    -------------     --------------     --------------
          Total interest expense                               3,792            3,225             11,200              9,706
                                                       --------------    -------------     --------------     --------------
                                                       --------------    -------------     --------------     --------------
      Net interest income                                      3,392            3,752             10,263             10,802
Provision for (recovery of) loan losses                         (35)              361              1,867                632
                                                       --------------    -------------     --------------     --------------
                                                       --------------    -------------     --------------     --------------
      Net interest income after provision for                  3,427            3,391          (8,)(396)             10,170
           (recovery of) loan losses
      Noninterest income
     Service charges on deposit accounts                         814              831              2,442              2,417
     Trust fee income                                             94              100                321                300
     Insurance commissions                                        38               53                129                153
     Net realized gains from sales of loans                       41              221                212                622
     Mortgage servicing asset recovery (impairment)              (1)            (107)                163               (86)
     Net gain (loss) on securities available for sale              -                -                  -              (948)
     Gain on call of FHLB advance                                238                -                238                  -
     Gain on sale of property and casualty insurance             200                -                200                  -
        business
     Other income                                                422              178              1,219                644
                                                       --------------    -------------     --------------     --------------
                                                       --------------    -------------     --------------     --------------
          Total noninterest income                             1,846            1,276              4,924              3,102
      Noninterest expense
     Salaries and employee benefits                            2,003            1,953              5,875              5,617
     Occupancy and equipment                                     826              645              2,551              2,298
     Professional and consulting fees                            106              153                307                524
     Data processing expense                                     201              164                626                559
     Loss on sale of fixed assets                                216                -                216                  -
     Other expense                                               934              970              2,639              2,811
                                                       --------------    -------------     --------------     --------------
                                                       --------------    -------------     --------------     --------------
          Total noninterest expense                            4,286            3,885             12,214             11,809

      Income before income taxes                                 987              782              1,106              1,463
Income tax expense (benefit)                                     193              168              (106)                163
                                                       --------------    -------------     --------------     --------------
                                                       --------------    -------------     --------------     --------------
      Net income                                             $   794          $   614           $  1,212           $  1,300
                                                       ==============    =============     ==============     ==============
                                                       ==============    =============     ==============     ==============

Basic earnings per common share                             $   0.59         $   0.45           $   0.90           $   0.97
Diluted earnings per common share                           $   0.57         $   0.44           $   0.87           $   0.94
Cash dividends declared                                     $  0.135         $  0.125           $  0.395           $  0.370